United States

Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 5, 2018

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Filing of Shelf Registration Statement and Prospectus Supplements

On November 5, 2018, Realty Income Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (File No. 333-228157) (the “Registration Statement”), which became immediately effective upon filing.

On November 5, 2018, the Company also filed with the SEC three prospectus supplements, each dated November 5, 2018, to the prospectus included in the Registration Statement in connection with: (i) the Company’s Dividend Reinvestment and Stock Purchase Plan, (ii) the possible offer and sale by selling security holders of shares of the Company’s common stock that may be issued upon redemption of Class A Common Units in Tau Operating Partnership, L.P., and (iii) the offer and sale of up to 28,961,855 shares of the Company’s common stock, par value $0.01 per share, pursuant to the terms of the Sales Agreement (as defined below).

In connection with the filing of the prospectus supplements, the Company is filing as Exhibits 5.1, 5.2 and 5.3 hereto opinions of its counsel, Venable LLP, regarding the validity of the securities being registered under each respective prospectus supplement. Additionally, in connection with the filing of the prospectus supplement related to the Company’s Dividend Reinvestment and Stock Purchase Plan, the Company is filing as Exhibit 8.1 hereto an opinion of its counsel, Latham & Watkins LLP, with respect to certain tax matters.

New “At-the-Market” Program

On November 5, 2018, the Company entered into a sales agreement (the “Sales Agreement”) with Robert W. Baird & Co. Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Jefferies LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC, Mizuho Securities USA LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC, RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each, an ‘‘Agent’’ and together, the ‘‘Agents’’) and the Forward Purchasers (as defined below) providing for the offer and sale of up to 28,961,855 shares of the Company’s common stock, par value $0.01 per share, from time to time (a) by the Company through the Agents, acting as the Company’s sales agents, or directly to one or more of the Agents, acting as principal, and (b) by the Forward Sellers (as defined below), acting as sales agents for the relevant Forward Purchasers.

Sales of shares of the Company’s common stock, if any, as contemplated by the Sales Agreement made through the Agents, as the Company’s sales agents or as Forward Sellers on behalf of the Forward Purchasers, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.

The Sales Agreement contemplates that, in addition to the issuance and sale by the Company of shares of the Company’s common stock to or through the Agents, the Company may enter into separate forward sale agreements (each, a “Forward Sale Agreement” and, collectively, the “Forward Sale Agreements”), each with Barclays Capital Inc., J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Jefferies LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, RBC Capital Markets, LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If the Company enters into a Forward Sale Agreement with any Forward Purchaser, the Company expects that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the Agent affiliated with such Forward Purchaser, acting as sales agent for such Forward Purchaser (in such capacity, a “Forward Seller”), shares of the Company’s common stock to hedge such Forward Purchaser’s exposure under such Forward Sale Agreement. The Company will not initially receive any proceeds from any sale of shares of common stock borrowed by a Forward Purchaser or its affiliate and sold through the relevant Forward Seller.

The Company currently expects to fully physically settle each Forward Sale Agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company would expect to receive aggregate net cash proceeds at settlement equal to the number of shares of the Company’s common stock specified in such Forward Sale Agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any Forward Sale Agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of the Company’s common stock (in the case of net share settlement) to the relevant Forward Purchaser.

None of the Agents, whether acting as sales agent or Forward Seller, is required to sell any specific number or dollar amount of shares of the Company’s common stock, but each has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell the shares of the Company’s common stock on the terms agreed upon by such Agent, the Company and, in the case of shares offered through such Agent as Forward Seller, the relevant Forward Purchaser from time to time.

The Company will pay the applicable Agent a commission at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price of the Company’s common stock sold through such Agent, as the Company’s sales agent. In connection with each Forward Sale Agreement, the Company will pay the applicable Agent, acting as Forward Seller in connection with such Forward Sale Agreement, a commission, in the form of a reduction to the initial forward price under the relevant Forward Sale Agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares of the Company’s common stock sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any monthly dividends having an “ex-dividend” date during such forward selling period). The Company may also agree with any Agent, whether acting as the Company’s sales agent or as Forward Seller, to sell shares of the Company’s common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of

Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended, and for which the Company may agree to pay such Agent a commission that may exceed 2.0% of the gross sales price of the Company’s common stock sold through such Agent.

Under the terms of the Sales Agreement, the Company may also sell shares of its common stock to one or more of the Agents, as principal, at a price agreed upon at the time of sale. If the Company sells shares of its common stock to one or more of the Agents, as principal, the Company will enter into a separate terms agreement (a “Terms Agreement”) with such Agent or Agents, as applicable, setting forth the terms of the transaction. In any such sale to an Agent or Agents as principal, the Company may agree to pay the applicable Agent or Agents a commission or underwriting discount that may exceed 2.0% of the gross price of the Company’s common stock sold to such Agent or Agents, as principal.

Concurrently with the execution of the Sales Agreement, the existing sales agreement, dated October 27, 2017, by and among the Company and certain of the Agents, relating to the Company’s previous “at-the market” program, was terminated.

The Company intends to use any net cash proceeds it receives from the issuance and sale by it of any shares of its common stock to or through the Agents and any net cash proceeds it receives upon settlement of any Forward Sale Agreements with the relevant Forward Purchasers for general corporate purposes, which may include, among other things, the repayment or repurchase of the Company’s indebtedness (including borrowings under the Company’s $3.0 billion revolving credit facility), the development and acquisition of additional properties and other acquisition transactions, and the expansion and improvement of certain properties in the Company’s portfolio.

The Sales Agreement (which includes, as exhibits thereto, the forms of Terms Agreement and Forward Sale Agreement) is filed herewith as Exhibit 1.1. The description of the Sales Agreement and any Terms Agreement and Forward Sale Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement (including such forms of Terms Agreement and Forward Sale Agreement included therein) filed herewith as an exhibit and incorporated herein by reference.

Any shares of the Company’s common stock that the Company may offer, issue and sell, any shares of the Company’s common stock that any selling security holders may offer and sell, and any shares of borrowed common stock that any of the Forward Purchasers may offer and sell, in each case, as described in this Current Report on Form 8-K (this “Report”) will be offered and sold pursuant to the Registration Statement and the applicable prospectus supplement and accompanying prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.  This Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Sales Agreement, dated November 5, 2018, by and among the Company, the Agents and the Forward Purchasers (including the forms of Terms Agreement and Forward Sale Agreement).
5.1	Opinion of Venable LLP.
5.2	Opinion of Venable LLP.
5.3	Opinion of Venable LLP.
8.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.2 hereto).
23.3	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.3 hereto).
23.4	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2018	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER

Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary